Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the 5th day of June 2020, by and between, OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and such persons listed on Schedule I who have executed a signature page to this Agreement (each, an “Investor”).

WHEREAS, the Investor has previously acquired various securities from the Company in the form of promissory notes and/or warrants issued by the Company, as set forth on Schedule I (the “Securities”).

WHEREAS, the Company has authorized a new series of Convertible Preferred Stock of the Company designated as Series C-2 Convertible Preferred Stock, $0.0001 par value (the “Series C-2”), the terms of which are set forth in the Certificate of Designations for such series of Series C-2 Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A.

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and each Investor desire to enter into a transaction wherein the Company shall issue such aggregate number of shares of Series C-2 in exchange for each of the Securities as set forth on Schedule I.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Exchange. The closing of the Exchange (the “Closing”) will occur on or before May 31, 2020 (or such later date as the parties hereto may agree) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). On the Closing Date, subject to the terms and conditions of this Agreement, each Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), exchange the Securities for shares of the Series C-2. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1. Delivery of Securities. On the Closing Date, the Company shall issue the Series C-2 to each Investor (or its designees); provided that each Investor has complied with its obligations in this Section 1. Promptly after the Closing Date, the Company shall deliver a certificate evidencing the Series C-2 to the Investor. On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Series C-2 and shall have the right to convert the Series C-2, irrespective of the date the Company delivers the certificate evidencing the Series C-2 to each Investor.

1.2. No Rights Following Exchange. Upon receipt of the Series C-2 in accordance with Section 1.1, each Investor’s rights under the Securities shall be extinguished (including, without limitation, the rights to receive, as applicable, any principal, premium, make-whole amount, accrued and unpaid interest, dividends or other payment thereon or any other shares of common stock, $0.0001 par value (“Common Stock”) with respect thereto (whether upon in connection with a fundamental transaction, event of default or otherwise)). In consideration for the issuance of the Series C-2, each Investor hereby irrevocably waives any obligations of the Company under the Securities or any purchase agreement, security agreement, pledge agreement, warrant, guarantee or any other document executed in connection with the issuance of the Securities.

1.3. Further Assurances. The Company and each Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4. Termination Before Closing. If the Closing has not occurred on or prior to May 31, 2020, any Investor shall have the right, by delivery of written notice to the Company to terminate this Agreement (such date, the “Termination Date”). From the date hereof until the earlier of (x) the Closing Date and (y) the Termination Date, each Investor shall forbear from taking any actions with respect to the Securities not explicitly set forth herein, including, without limitation, conversions, exercises, redemptions, exchanges or delivery of written notice to the Company to require the conversion, exercise, redemption or exchange of any of the Securities.

1.5. Representations and Warranties True at Closing. It shall be a condition to the obligation of the Investor on the one hand and Company on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

1.6. Deliveries. At or before the Closing, each Investor shall deliver or cause to be delivered to K&L Gates, LLP, as counsel to the Company, (i) the Securities held by such Investor free and clear of all liens, encumbrances, security interests, options or other purchase rights, equities, charges, claims, pledges, defects of title or other restrictions of any kind (other than federal and state securities laws) (ii) the executed Agreement and (iii) other items required to effectuate the Exchange.

1.7. Senior Securities. The Closing and the obligation of the Investor to exchange its securities are subject to the cancellation of the Company’s outstanding Series B Preferred Stock and the filing of a Certificate of Withdrawal eliminating the rights and preferences thereunder. The capitalization of the Company immediately after the effectiveness of this Exchange and the exchanges of the other outstanding securities will be as set forth on Exhibit B hereto.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Exchange.

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2.2. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Exchange and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Exchange, the issuance (and reservation for issuance) of the Series C-2 have been taken on or prior to the date hereof. The Certificate of Designations has been validly filed with the Secretary of State of Nevada and, as of the date hereof and the Closing Date, remains in full force and effect.

2.3. Valid Issuance of the Series C-2. The Series C-2 shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of the Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. Upon conversion of the Series C-2, the Common Stock shall be freely tradable and may be sold under Rule 144 promulgated under the Securities Act (“Rule 144”) subject to the requirements of Rule 144(i). If on the Closing Date, any Investor does not already have such amount of shares reserved, the Company shall, within two business days after the Company files an amendment of its Articles of Incorporation to increase the number of shares of Common Stock it is authorized to issue with the Secretary of State of the State of Nevada, the Company shall reserve from its duly authorized capital stock not less than 125% of the maximum number of shares of Common Stock issuable upon conversion of such Investor’s Series C-2 (assuming for purposes hereof that such Series C-2 are convertible at the initial Conversion Price and any such reservation shall not take into account any limitations on the conversion of the Series C-2 set forth herein).

2.4. Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

2.5. Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (each, a “Person”), not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

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2.6. Acknowledgment Regarding Investor’s Purchase of Series C-2. The Company acknowledges and agrees that each Investor is acting solely for itself and not any other Investor in the capacity of arm’s length purchaser with respect to this Agreement and the Exchange and the transactions contemplated hereby and thereby and that each Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 9.9% of the shares of Common Stock (as defined for purposes of Rule 13d-3 under the Exchange Act). The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Exchange and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Series C-2. The Company further represents to the Investor that the Company’s decision to enter into the Exchange has been based solely on the independent evaluation by the Company and its representatives. The Company has not (i) received any consideration from each Investor for the Series C-2 received in the Exchange, other than the Securities, (ii) paid any commission or remuneration for the solicitation of the Exchange or (iii) offered any shares of the Series C-2 to any Person other than each Investor.

2.7. Absence of Litigation. To the knowledge of the Company, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Securities or any of the Company’s officers or directors in their capacities as such.

2.8. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “Blue Sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.9. Equal Treatment. None of the terms offered to any of the holders of the Company’s Securities listed on Schedule I with respect to the Exchange, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to the Exchange (each an “Exchange Document”), is or will be more favorable to any other holder of the Company’s Securities listed on Schedule I than those of each other Investor and this Agreement.

3. Representations and Warranties of the Investor. Each Investor hereby represents, warrants and covenants that:

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3.1. Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2. Exchange Only. The Investor is a current holder of Securities and has not provided any consideration to the Company for the Series C-2 received in the Exchange other than the Securities. Each Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Series C-2 issued in the Exchange may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) pursuant to Rule 144, or (C) pursuant to another exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereunder.

3.3. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series C-2 or the fairness or suitability of the investment in the Series C-2 nor have such authorities passed upon or endorsed the merits of the offering of the Series C-2.

3.4. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5. Ownership of Securities. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Securities free and clear of all rights and liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Securities to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any Person to acquire all or any part of the Securities or any shares of Common Stock issuable upon conversion of the Securities.

3.6. Release of Reserve. If prior to the date hereof, the Investor had a share reserve with West Coast Stock Transfer, the Company’s transfer agent, it has instructed such transfer agent to release the amount shares of Common Stock the Investor has reserved in excess of 125% of the maximum number of shares of Common Stock issuable upon conversion of the Series C-2 (assuming for purposes hereof that such Series C-2 are convertible at the initial Conversion Price and any such reservation shall not take into account any limitations on the conversion of the Series C-2 set forth herein).

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4. Additional Covenants.

4.1. Disclosure. The Company shall, on or before 8:30 a.m., Eastern time, on the fourth business day after the date of this Agreement, file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the Certificate of Designations as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, no Investor shall be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide any Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of such Investor. To the extent that the Company delivers any material, non-public information to an Investor without such Investor’s express prior written consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of any Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

4.2. Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that (i) the holding period of the Securities may be tacked onto the holding period of the Series C-2 as long as no payment is made in connection with any conversion, and (ii) the holding period of the Series C-2 may be tacked onto the holding period of the Common Stock, and the Company agrees not to take a position contrary to this Section 4.2.

4.3. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

4.4. Fees and Expenses. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

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4.5. Equal Treatment. Each Investor hereby acknowledge and agree that, in accordance with the terms of existing agreements with the Company relating to the Securities, the Company is obligated to present the terms of this Exchange to each holder of the Company’s Securities on Schedule I; provided that each agreement shall be separately agreed with each holder of the Company’s Securities and shall not in any way be construed as the Investor or any other holder of the Company’s Securities acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. If, and whenever on or after the date hereof, the Company enters into an Exchange Document other than in compliance with Section 2.9, then (i) the Company shall provide notice thereof to each Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by each Investor or the Company, automatically amended and modified such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Exchange Document, provided that upon written notice to the Company at any time any Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such Investor. The provisions of this Section 4.5 shall apply similarly and equally to each Exchange Document.

4.6. Issuance of Unrestricted Common Stock. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel, or any legal counsel reasonably acceptable to the Company, of any legal opinions, to issue unrestricted Common Stock pursuant to Rule 144 in the connection of any sale of Common Stock issued upon conversion of Series C-2 by any Investor; provided that each such investor provides customary representation letters and all other such documentation as required by counsel to the Company to issue a legal opinion.

5. Miscellaneous

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2. Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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5.3. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this Agreement.

5.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

5.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7. Survival. Sections 4 and 5 of this Agreement shall survive the Closing and delivery of the Series C-2.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

OncBioMune Pharmaceuticals, INC.

By:	/s/ Andrew Kucharchuk
Name:	Andrew Kucharchuk
Title:	Chief Executive Officer

Address for Notices:

11441 Industriplex Blvd, Suite 190
Baton Rouge, LA 70809
Email: akucha1.obmp@gmail.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTORS:

CAVALRY FUND I LP

By:	/s/Thomas Walsh
Name:	Thomas Walsh
Title:	Manager

Address for Notices:

Email:

EIN#:

INVESTORS:

LINCOLN PARK CAPITAL FUND, LLC

By:	Lincoln Park Capital, LLC
By:	Rockledge Capital Corporation

By:	/s/ Joshua Scheinfeld
Name:	Joshua Scheinfeld
Title:	President

Address for Notices:

Email:

EIN#: